Exhibit 99.1

News Release
For Immediate Release
ALASKA PACIFIC BANCSHARES, INC. REPORTS REVISED
THIRD QUARTER RESULTS FOR 2009

JUNEAU, Alaska, January 14, 2010 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB) (“Company”), the parent company of Alaska Pacific Bank (“Bank”), today announced revised third quarter results for the period ended September 30, 2009 to reflect an increase in its provision for loan losses and increase in its repossessed assets.  Subsequent to the Company’s release of results on November 13, 2009, as a result of continuing analysis of certain credits, including new information obtained after the quarter, and as a result of an interim examination by the Office of Thrift Supervision (OTS), the Company determined it prudent to record additional repossessed assets of $1.4 million and an additional provision for loan loss of $1.6 million as a result of amounts charged off associated with the decline in value of the assets repossessed.   This provision is in addition to the $903,000 originally expensed for the quarter resulting in a total revised provision for loan losses of $2.5 million.  The revised net loss, not including preferred stock dividend and discount accretion for the third quarter of 2009 was $1.4 million.  After preferred stock dividend and discount accretion of $75,000, revised net loss available to common shareholders for the third quarter of 2009 was $1.5 million, or $(2.27) per diluted share.  This compares to a net loss for the third quarter ended September 30, 2008 of $672,000, or $(1.03) per diluted share.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or write-down assets; interest rate fluctuations; economic conditions in the Company’s primary market area and other market areas where the collateral for our loans is located; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

Contact:	Julie M. Pierce		Craig E. Dahl
	Senior Vice President and CFO	or	President and CEO
	907-790-5135		907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
Third Quarter 2009
(dollars in thousands, except per-share amounts)
	Three Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008
Condensed Statement of Operations:
Interest income	$2,447	$2,593	$3,064
Interest expense	426	523	798
Net interest income	2,021	2,070	2,266
Provision for loan losses	2,455	90	1,426
Mortgage banking income	81	221	46
Other noninterest income	311	312	268
Noninterest expense	2,268	2,280	2,234
Net income (loss) before income tax	(2,310)	233	(1,080)
Provision (benefit) for income tax	(899)	93	(408)
Net income (loss)	$(1,411)	140	$(672)
Preferred stock dividend and discount accretion
Preferred stock dividend	60	59	-
Preferred stock discount accretion	15	15	-
Net income (loss) available to common shareholders	$(1,486)	$66	$(672)

Earnings (loss) per share:
Basic	$(2.27)	$0.10	$(1.03)
Diluted	$(2.27)	$0.10	$(1.03)

Performance Ratios:
Return on average equity	(27.43)%	2.63%	(15.28)%
Return on average assets	(3.07)	0.30	(1.35)
Yield on average interest-earning assets	5.74	5.94	6.50
Cost of average interest-bearing liabilities	1.34	1.55	2.21
Interest rate spread	4.40	4.39	4.29
Net interest margin on:
Average interest-earning assets	4.74	4.74	4.81
Average total assets	4.39	4.45	4.54
Efficiency ratio (a)	97.26	95.72	88.16

Average balances:
Loans	$165,189	$168,908	$178,625
Interest-earning assets	170,482	174,711	188,504
Assets	184,027	186,013	199,602
Interest-bearing deposits	119,220	117,823	132,200
Total deposits	149,949	143,390	163,553
Interest-bearing liabilities	126,948	135,306	144,314
Shareholders' equity	20,578	21,257	17,592

Average shares outstanding:
Basic	654,486	654,486	650,428
Diluted	654,486	654,486	650,428

	September 30,	June 30,	September 30,
	2009	2009	2008
Balance sheet data:
Total assets	$180,559	$187,449	$206,436
Loans, before allowance	158,911	167,694	174,380
Loans held for sale	320	793	1,608
Investment securities	2,721	2,883	3,316
Total deposits	152,355	152,715	177,320
Federal Home Loan Bank advances	7,005	10,177	10,391
Shareholders' equity	19,852	21,304	17,235

Shares outstanding (b)	654,486	654,486	654,486

Book value per share	$23.03	$25.25	$26.33

Asset quality:
Allowance for loan losses	$1,468	$2,864	$4,746
Allowance as a percent of loans	0.92%	1.71%	2.72%
Nonaccrual loans	$3,016	$7,170	$7,067
Total nonperforming assets	5,635	7,239	7,429
Impaired loans	8,706	15,257	14,645
Estimated specific reserves for impairment	393	1,614	3,218
Net charge offs (recoveries) for quarter	3,850	(20)	244
Net charge offs (recoveries) YTD	3,825	(25)	243
Other real estate owned and repossessed assets	2,619	69	362

(a)	Noninterest expense, divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.

(b)	Excludes treasury stock.

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